Exhibit 99.1

Electronic Arts Announces Pricing of Convertible Senior Notes

REDWOOD CITY, Calif., July 14, 2011 – Electronic Arts Inc. (NASDAQ: ERTS) today announced the pricing of $550 million aggregate principal amount of 0.75% Convertible Senior Notes due 2016 (the “notes”) in a private placement. EA has also granted the initial purchasers in the offering an option to purchase up to an additional $82.5 million aggregate principal amount of notes solely to cover overallotments. The notes are being offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering is scheduled to close on or about Wednesday, July 20, 2011. EA anticipates posting supplemental information regarding the offering following the closing of the offering on Wednesday, July 20, 2011 on its Investor Relations website, http://www.investor.ea.com.

The notes will be convertible into cash and shares of EA’s common stock, if any, based on a conversion rate of 31.5075 shares of common stock per $1,000 principal amount of the notes, which is equivalent to an initial conversion price of approximately $31.74 per share of common stock, subject to adjustment upon the occurrence of certain events. Prior to April 15, 2016, the notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date of the notes. Interest on the notes will be payable semiannually in arrears at a rate of 0.75% per annum on January 15 and July 15 of each year, beginning on January 15, 2012. The notes will mature on July 15, 2016, unless previously repurchased or converted in accordance with their terms prior to such date.

EA estimates that the net proceeds from the offering of the notes will be approximately $536.6 million (approximately $617.3 million if the initial purchasers exercise their overallotment option in full), after deducting the initial purchasers’ discount and estimated offering expenses (excluding the cost of the convertible note hedge transactions described below).

In connection with the pricing of the notes, EA also entered into privately-negotiated convertible note hedge and warrant transactions with affiliates of one or more of the initial purchasers of the notes (the “option counterparties”). EA estimates that the cost of the convertible note hedge transactions, taking into account the proceeds from the sale of the warrants, will be approximately $36.8 million. The exercise price of the warrant transactions will initially be approximately $41.14 per share, which represents a 75% premium to the closing price of EA’s common stock on July 14, 2011. The convertible note hedge transactions are expected to reduce the potential dilution with respect to EA’s common stock upon conversion of the notes. However, the warrant transactions could have a dilutive effect with respect to EA’s common stock to the extent that the price per share of EA’s common stock exceeds the strike price of the warrants. If the initial purchasers exercise their option to purchase additional notes, EA may enter into additional convertible note hedge and warrant transactions.

EA has been advised that, in connection with establishing their initial hedge positions with respect to the convertible note hedge transactions and the warrant transactions, the option counterparties and/or their respective affiliates will enter into various cash-settled over-the-

counter derivative transactions with respect to EA’s common stock and/or purchase shares of EA’s common stock concurrently with, or shortly following, the pricing of the notes, and may unwind any such cash-settled over-the-counter derivative transactions and purchase shares of EA’s common stock in open market transactions following the pricing of the notes. These activities could have the effect of increasing, or preventing a decline in, the market price of EA’s common stock concurrently with or following the pricing of the notes.

In addition, the option counterparties and/or their respective affiliates will modify their hedge positions with respect to the convertible note hedge transactions and warrant transactions from time to time after the pricing of the notes, and are likely to do so during any observation period related to a conversion of notes, by purchasing or selling shares of EA’s common stock or the notes in privately-negotiated transactions and/or open market transactions or by entering into and/or unwinding various over-the-counter derivative transactions with respect to EA’s common stock. The effect, if any, of these activities on the market price of EA’s common stock or the trading price of the notes will depend on a variety of factors, including market conditions, and cannot be ascertained at this time. Any of these activities could, however, adversely affect the market price of EA’s common stock and the trading price of the notes, which could affect the ability to convert the notes and, to the extent these activities occur during the observation period related to a conversion of notes, could affect the amount and/or value of the consideration that holders receive upon conversion of the notes.

EA intends to use a portion of the net proceeds of the offering to pay a portion of the cash consideration for its acquisition of PopCap Games, Inc. (“PopCap”). To the extent the acquisition of PopCap is not consummated, EA intends to use such portion of the net proceeds for general corporate purposes. In addition, EA intends to use a portion of the net proceeds from the offering to pay the cost of the convertible note hedge transactions described above (taking into account the proceeds to EA from the warrant transactions described above).

The notes and the common stock of EA issuable upon conversion of the notes, if any, will not be registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Electronic Arts

Electronic Arts (NASDAQ:ERTS) is a global leader in digital interactive entertainment. The Company’s game franchises are offered as both packaged goods products and online services delivered through Internet-connected consoles, personal computers, mobile phones and tablets. EA has more than 100 million registered players and operates in 75 countries. Headquartered in Redwood City, California, EA is recognized for critically acclaimed, high-quality blockbuster franchises such as The Sims™, Madden NFL, FIFA Soccer, Need for Speed™, Battlefield, and Mass Effect™.

Safe Harbor for Forward-Looking Statements

Some statements set forth in this press release regarding EA’s offering of Convertible Senior Notes due 2016, contain forward-looking statements that are subject to change. These forward-looking statements are subject to risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Some of the factors which could cause results to differ materially from the expectations expressed in these forward-looking statements include the following: changes in the markets and market prices that may affect the expected effects of the offering, the warrants and the hedge transactions, EA’s ability to effectively execute its business and capital plans, changes in general economic and market conditions, including the stock market, changes in interest rates, including interest rate resets and other factors described in EA’s SEC filings (including EA’s Annual Report on Form 10-K for the year ended March 31, 2011). If any of these risks or uncertainties materializes, the potential benefits of the offering of Convertible Senior Notes may not be realized, EA’s operating results and financial performance could suffer, and actual results could differ materially from the expectations described in these forward-looking statements. These forward-looking statements speak only as of the date of this press release. EA assumes no obligation to update these forward-looking statements.

For more information, please contact:

Mary Vegh

EA Investor Relations

650-628-3916

mvegh@ea.com

John Reseburg

EA Corporate Communications

650-628-3601

jreseburg@ea.com